Exhibit 10.9

THIRD AMENDMENT TO LINE OF CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LINE OF CREDIT AND SECURITY AGREEMENT (this “Third Amendment”) is made and effective as of August 29, 2013 (the “Effective Date”), between and among BLUEROCK MULTIFAMILY GROWTH REIT, INC., a Maryland corporation f/k/a Bluerock Enhanced Multifamily Trust, Inc. (the “Borrower”), and BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND II, LLC, a Delaware limited liability company (“SOIF II”) and BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND III, LLC, a Delaware limited liability company (“SOIF III,” and together with SOIF II and their collective successors and assigns, the “SOIF Parties”).

WITNESSETH:

WHEREAS, the SOIF Parties and the Borrower entered into that certain Line of Credit and Security Agreement dated as of October 2, 2012 (the “LOC Agreement”), which evidenced a revolving line of credit and the obligation of the Borrower thereunder to repay to the SOIF Parties the principal sum of up to Twelve Million Five Hundred Thousand dollars ($12,500,000.00) (the “Commitment Amount”) plus interest, fees and costs;

WHEREAS, the SOIF Parties and the Borrower entered into that certain Line of Credit and Security Agreement Modification Agreement dated as of March 4, 2013 (the “First Amendment to the LOC Agreement”), which amended and restated the Original LOC Agreement to (i) increase the Commitment Amount to Thirteen Million Five Hundred Thousand dollars ($13,500,000.00), and (ii) extend the maturity date by six (6) months to October 2, 2013;

WHEREAS, the LOC Agreement is secured by certain assets owned by the Borrower and its subsidiaries, including but not limited to the Borrower’s subsidiary’s membership interests in BR Berry Hill Managing Member, LLC (the “Berry Hill Collateral”), a majority owner of BR Stonehenge 23 Hundred, LLC, the owner of 23 Hundred, LLC, the owner of a 266-unit multi-family development project known as 23Hundred@Berry Hill, Nashville, Tennessee (“Berry Hill”);

WHEREAS, the LOC Agreement was further amended to accommodate the Borrower’s request to sell a portion of the Berry Hill Collateral free and clear of the SOIF Parties’ liens thereon, including, in consideration for such lien release, the elimination of the revolving nature of the line of credit, the setting of a fixed Commitment Amount, and the imposition a $100,000 release fee to be added to the principal balance of the Borrower’s obligation, (the “Second Amendment to the Original LOC Agreement”) and, in connection therewith, the Borrower executed and delivered a Replacement Promissory Note dated August 9, 2013 (the “Replacement Note”), and closed the sale of such interest in the Berry Hill Collateral on August 13, 2013;

WHEREAS, after the sale on August 13, 2013, and adding the $100,000 release fee, the principal balance due from the Borrower under the LOC Agreement increased to $13,060,000;

WHEREAS, the LOC Agreement and the Replacement Note mature on October 2, 2013 and, accordingly, the Borrower has now requested an extension of the said maturity date by six (6) months (with an additional six month extension option) and, in exchange for such extension request, the SOIF Parties have requested an extension fee equal to 1% of the then-outstanding principal balance for each such extension, as well as increasing the interest rate to a minimum 10% per annum effective as of October 3, 2013;

WHEREAS, in connection with the extension request, the SOIF Parties have also requested a paydown of the principal balance due and owing by the Borrower under the LOC Agreement and the Replacement Note, and the Borrower has offered to do so by selling an additional portion of the Berry Hill Collateral, with such sale to be made to SOIF III (the “SOIF III Sale”), with the purchase price consideration to be credited against the outstanding principal balance of the Borrower’s obligations under the LOC Agreement and the Replacement Note;

WHEREAS, in connection with the SOIF III Sale, the Borrower and SOIF III have entered into a Membership Interest Purchase Agreement dated August 29, 2013 (the “SOIF III MIPA”)

Exhibit 10.9

WHEREAS, after the closing of the SOIF III Sale under the SOIF III MIPA, and crediting the purchase price against the amount due under the LOC Agreement and the Replacement Note, the principal balance due from the Borrower under the LOC Agreement would total $7,535,588, which when added to the required 1% extension fee of $75,356, would total $7,610,944 of principal due from the Borrower as of the Effective Date; and

WHEREAS, the SOIF Parties are willing to grant the Borrower’s requests as stated above, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. All capitalized terms used herein and not otherwise expressly defined herein shall have the respective meanings given to such terms in the LOC Agreement, as amended.

2. Third Amendment. The LOC Agreement and, to the extent applicable, the First Amendment to the LOC Agreement and the Second Amendment to the LOC Agreement, are further modified and amended as follows:

A.	The Recitals in the LOC Agreement are hereby deleted in their entirety, and are replaced with the following:

“RECITALS

WHEREAS, the SOIF Parties have provided Borrower with acquisition and working capital financing in the maximum available amount of Thirteen Million Five Hundred Thousand and 00/100 Dollars ($13,500,000.00) on certain terms and conditions as set forth in this Agreement dated October 2, 2012 (the “LOC Agreement”), as amended on March 4, 2013 and as further amended on August 13, 2013.

WHEREAS, the Borrower has requested a further amendment to the LOC Agreement, as amended, as set forth herein.”

B.	Section 1 of the LOC Agreement is hereby deleted in its entirety, and is replaced with the following:

“1.	Indebtedness. As of August 29, 2013, after consummation of the sale by Borrower to SOIF III of a 34.381% interest in BR Berry Hill Managing Member, LLC (which is the equivalent of a 28.36% indirect equity ownership interest in BR Stonehenge 23 Hundred, LLC, the owner of 23 Hundred, LLC, the owner of a 266-unit multi-family development project known as 23Hundred@Berry Hill, Nashville, Tennessee), in exchange for a $5,524,412 credit against SOIF III’s lender interest under the LOC Agreement and, after adding a one percent (1%) extension fee in the amount of $75,356, the Borrower ratifies and acknowledges its indebtedness, jointly and severally, to the SOIF Parties in the aggregate principal amount of seven million six hundred ten thousand nine hundred forty four dollars ($7,610,944), without defense, offset or counterclaim. Effective as of August 29, 2013, the outstanding principal balance shall bear interest as follows: (a) through October 2, 2013, at a simple annual rate of the 30-Day LIBOR Rate applicable on April 2, 2013 plus six percent (6.0%), wherein the minimum interest rate shall be at least eight and one-half percent (8.5%), and (b) from and after October 3, 2013, at a simple annual rate of the 30-Day LIBOR Rate applicable on October 3, 2013 plus six percent (6.0%), wherein the minimum interest rate shall be at least ten percent (10.0%); which accrued interest shall be payable monthly in arrears, on the fifth day of each month. If not sooner paid, all outstanding principal, accrued but unpaid interest and other outstanding sums due under this Agreement shall be paid in full on April 2, 2014 (the "Maturity Date"). The Maturity Date may be extended in the sole and absolute discretion of the Borrower, with at least five (5) days’ prior written notice to, and payment of an extension fee equal to one percent (1.0%) of the then outstanding principal balance to, the SOIF Parties, for an additional six (6) month period (the “Maturity Extension Period”) at a simple annual rate of the 30-Day LIBOR Rate applicable on April 2, 2014 plus six percent (6.0%), wherein the minimum interest rate shall be at least ten percent (10.0%).”

Exhibit 10.9

C.	Section 3 of the LOC Agreement is hereby deleted in its entirety and is replaced as follows as of the Effective Date:

“3.	The Replacement Promissory Note. Borrower's obligation to pay the principal of and interest due and owing to the SOIF Parties shall be evidenced by a Replacement Promissory Note dated August 29, 2013 providing, inter alia, that it shall (i) be in the stated principal amount of $7,610,944 as of August 29, 2013, (ii) be dated, duly executed and delivered by Borrower as of August 29, 2013, (iii) replace the Replacement Promissory Note dated August 9, 2013 previously delivered in connection with the “Second Amendment to Line of Credit and Security Agreement”, (iv) bear interest at a simple annual rate of the 30-Day LIBOR Rate applicable on April 2, 2013 plus six percent (6.0%), wherein the minimum interest rate shall be at least 8.5% through and including October 2, 2013, and from and after October 3, 2013 at a simple annual rate of the 30-Day LIBOR Rate applicable on October 3, 2013 plus six percent (6.0%), wherein the minimum interest rate shall be at least ten percent (10.0%), and (iv) mature on the Maturity Date, with a further six-month extension available for an additional 1% extension fee.”

3. Partial Release of Berry Hill Collateral; Assigned to SOIF III; Future Asset Sales. The SOIF Parties hereby release the lien of their security interest in a thirty four and three hundred eighty one one-thousandths percent (34.381%) interest in BR Berry Hill Managing Member, LLC owned by BEMT Berry Hill, LLC, a wholly-owned subsidiary of the Borrower, which is the equivalent of a twenty eight and thirty six one-hundredths percent (28.36%) indirect ownership interest in 23 Hundred, LLC. This will be a one-time release of the SOIF Parties’ security interests, for which the Borrower shall be entitled to a five million five hundred twenty four thousand four hundred twelve dollar and no cents ($5,524,412) credit against the outstanding principal balance due under the LOC Agreement and the August 9, 2013 Replacement Promissory Note, in exchange for assigning such interest in the Berry Hill Collateral to SOIF III. In addition, although the LOC Agreement remains secured by a lien in favor of the SOIF Parties on substantially all of the Borrower’s assets, and therefore requires the Borrower to further paydown the outstanding principal balance with the net proceeds of such future asset sales, the SOIF Parties, subject to their sole but reasonable discretion, may allow the Borrower to retain a portion of such future net sale proceeds for its use in connection with its pursuit of its future strategic alternatives.

4. Effectiveness. The modifications provided in paragraph 2 hereof shall be effective as of August 29, 2013.

5. Reaffirmation of LOC Agreement. All other provisions of the LOC Agreement, as amended, except superseded by or inconsistent with this Third Amendment, shall continue to be in full force and effect.

[Remainder of page intentionally left blank. Signature page follows.]

 Exhibit 10.9

IN WITNESS WHEREOF, Borrower and the SOIF Parties have caused their duly authorized officers to set their hands and seals as of the day and year first above written.

Borrower:

BLUEROCK MULTIFAMILY GROWTH REIT, INC.,

a Maryland corporation f/k/a Bluerock Enhanced Multifamily Trust, Inc.

By:	/s/ Ramin Kamfar
Name:	Ramin Kamfar
Its:	Authorized Signatory

SOIF Parties:

BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND II, LLC

a Delaware limited liability company

By:	BR SOIF II Manager, LLC
a Delaware limited liability company
Its:	Manager

By:	Bluerock Real Estate, L.L.C,
a Delaware limited liability company
Its:	Sole Member

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory

BLUEROCK SPECIAL OPPORTUNITY + INCOME FUND III, LLC

a Delaware limited liability company

By:	BR SOIF III Manager, LLC
a Delaware limited liability company
Its:	Manager

By:	Bluerock Real Estate, L.L.C,
a Delaware limited liability company
Its:	Sole Member

By:	/s/ Jordan Ruddy
Name:	Jordan Ruddy
Title:	Authorized Signatory